                                                          Exhibit No. EX-99.12.a

                                ___________, 2006

Board of Trustees
Delaware Group Income Funds
2005 Market Street
Philadelphia, PA  19103

Board of Directors
Lincoln National Income Fund, Inc.
2005 Market Street
Philadelphia, PA  19103

               Re:  Agreement And Plan Of Acquisition  (the "Plan"),  made as of the ____ day of  __________,  2006, by and among (i) Lincoln
                    National Income Fund, Inc.  ("Acquired Fund"), a corporation incorporated  under the laws of the State of Maryland  and a closed-end  management  investment  company registered under the Investment Company Act of 1940, as amended ("1940 Act"),
                    (ii) Delaware  Group Income Funds  ("Acquiring  Trust"),  on
                    behalf  of  its   series   Delaware   Corporate   Bond  Fund
                    ("Acquiring  Fund"), a statutory trust formed under the laws
                    of  the  State  of  Delaware  and  an  open-end   management
                    investment  company registered under the 1940 Act, and (iii)
                    Delaware  Management  Company ("DMC"),  a series of Delaware
                    Management Business Trust ("DMBT"), a statutory trust formed
                    under      the      laws      of      the      State      of
                    Delaware.

Gentlemen:

          You have requested our opinion  concerning  certain federal income tax consequences  of the  reorganization  of Acquired  Fund (the  "Reorganization"), which will  consist of: (i) the  acquisition  by Acquiring  Trust,  on behalf of
Acquiring  Fund, of  substantially  all of the property,  assets and goodwill of
Acquired Fund in exchange  solely for full and  fractional  shares of beneficial interest, without par value, of Acquiring Fund - Class A Shares ("Acquiring Fund
Shares"),  which are voting securities;  (ii) the distribution of Acquiring Fund
Shares to the  shareholders of Acquired Fund for their shares of common stock of
Acquired Fund, par value

Board of Trustees, Delaware Group Income Funds
Board of Directors, Lincoln National Income Fund, Inc.
_____________, 2006

$0.001  per  share  ("Acquired  Fund  Shares"),  according  to their  respective interests in liquidation of Acquired Fund; and (iii) the dissolution of Acquired
Fund as soon as is practicable  after the closing (the "Closing"),  all upon and subject to the terms and conditions of the Plan.

          In rendering our opinion,  we have  reviewed and relied upon:  (a) the
Plan, made as of the _____ day of __________,  2006, by and among Acquired Fund,
Acquiring Trust, on behalf of Acquiring Fund, and DMC, a series of DMBT; (b) the proxy  materials  provided to shareholders of Acquired Fund in connection with a
Special Meeting of shareholders of Acquired Fund held on  ______________,  2006;
(c) certain representations concerning the Reorganization made to us by Acquired
Fund and  Acquiring  Trust,  on  behalf of  Acquiring  Fund,  in a letter  dated
___________,  2006  (the  "Representation  Letter");  (d) all  other  documents, financial  and  other  reports  and  corporate  minutes  we deemed  relevant  or appropriate;  and (e) such  statutes,  regulations,  rulings and decisions as we deemed  material  in  rendering  this  opinion.  All terms used  herein,  unless otherwise defined, are used as defined in the Plan.

          For purposes of this opinion,  we have assumed that Acquired  Fund, on the Closing of the  Reorganization,  satisfies,  and  immediately  following the
Closing, Acquiring Fund will continue to satisfy, the requirements of Subchapter
M  of  the  Internal  Revenue  Code  of  1986,  as  amended  (the  "Code"),  for qualification as a regulated investment company.

          Based on the foregoing, and provided the Reorganization is carried out in  accordance  with the  applicable  laws of the State of Maryland and State of
Delaware,  the terms of the Plan and the statements in the Representation Letter with regard to matters of fact, it is our opinion that:

          1. The  acquisition  by  Acquiring  Fund of  substantially  all of the assets of  Acquired  Fund as  provided  for in the Plan in  exchange  solely for
Acquiring  Fund Shares,  followed by the  distribution  by Acquired  Fund to its shareholders of Acquiring Fund Shares in complete  liquidation of Acquired Fund, will qualify as a reorganization  within the meaning of Section 368(a)(1) of the
Code,  and  Acquired  Fund and  Acquiring  Fund  each  will be a  "party  to the reorganization" within the meaning of Section 368(b) of the Code.

          2. No gain or loss  will be  recognized  by  Acquired  Fund  upon  the transfer of substantially all of its assets to Acquiring Fund in exchange solely for Acquiring  Fund Shares  pursuant to Section 361(a) and Section 357(a) of the
Code.

          3. No gain or loss  will be  recognized  by  Acquiring  Fund  upon the receipt by it of  substantially  all of the assets of Acquired  Fund in exchange solely for Acquiring Fund Shares pursuant to Section 1032(a) of the Code.

          4. No gain or loss  will be  recognized  by  Acquired  Fund  upon  the
distribution   of  Acquiring  Fund  Shares  to  its   shareholders  in  complete
liquidation  of Acquired  Fund (in  pursuance  of the Plan)  pursuant to Section
361(c)(1) of the Code.

Board of Trustees, Delaware Group Income Funds
Board of Directors, Lincoln National Income Fund, Inc.
_____________, 2006

          5. The basis of the assets of Acquired Fund received by Acquiring Fund will be the same as the basis of these assets to Acquired Fund immediately prior to the exchange pursuant to Section 362(b) of the Code.

          6. The  holding  period of the assets of  Acquired  Fund  received  by
Acquiring  Fund will  include the period  during  which such assets were held by
Acquired Fund pursuant to Section 1223(2) of the Code.

          7. No gain or loss will be recognized by the  shareholders of Acquired
Fund upon the exchange of their  Acquired Fund Shares for Acquiring  Fund Shares
(including fractional shares to which they may be entitled), pursuant to Section
354(a) of the Code.

          8. The basis of Acquiring Fund Shares received by the  shareholders of
Acquired Fund (including  fractional  shares to which they may be entitled) will be the same as the basis of Acquired Fund Shares exchanged  therefor pursuant to
Section 358(a)(1) of the Code.

          9. The  holding  period  of  Acquiring  Fund  Shares  received  by the shareholders of Acquired Fund (including  fractional shares to which they may be entitled) will include the holding period of Acquired Fund Shares surrendered in exchange  therefor,  provided  that  Acquired Fund Shares were held as a capital asset on the Closing of the  Reorganization  pursuant to Section  1223(1) of the
Code.

          10.  Acquiring  Fund will succeed to and take into account,  as of the date of the  transfer  as  defined in  Section  1.381(b)-1(b)  of the income tax regulations  issued  by  the  United  States  Department  of the  Treasury  (the
"Treasury Regulations"),  the items of Acquired Fund described in Section 381(c)
of the Code,  subject to the  conditions and  limitations  specified in Sections
381, 382, 383 and 384 of the Code and the Treasury Regulations.

          Our  opinion  is  based  upon  the  Code,  the   applicable   Treasury
Regulations,  the  present  positions  of  the  Internal  Revenue  Service  (the
"Service") as are set forth in published revenue rulings and revenue procedures,
present   administrative   positions  of  the  Service,  and  existing  judicial
decisions,   all  of  which  are  subject  to  change  either  prospectively  or retroactively.  We do not undertake to make any continuing analysis of the facts or relevant law following the Closing of the Reorganization.

          Our opinion is conditioned  upon the  performance by Acquired Fund and
Acquiring Trust, on behalf of Acquiring Fund, of their  undertakings in the Plan and the  Representation  Letter.  Our  opinion is  limited  to the  transactions incident to the Reorganization described herein, and no opinion is rendered with respect  to (i)  any  other  transaction  or (ii)  the  effect,  if any,  of the
Reorganization   (and/or  the  transactions   incident  thereto)  on  any  other
transaction  and/or the  effect,  if any, of any such other  transaction  on the
Reorganization.

          This opinion is being  rendered to Acquired Fund and Acquiring  Trust, on behalf of Acquiring  Fund,  and may be relied upon only by such funds and the shareholders of each. We hereby consent to the use of this opinion as an exhibit to the Registration Statement of Acquiring Fund on Form N-14, and any amendments thereto, covering the registration of the shares of

Board of Trustees, Delaware Group Income Funds
Board of Directors, Lincoln National Income Fund, Inc.
_____________, 2006

Acquiring Fund under the Securities Act of 1933, as amended, to be issued in the
Reorganization.

                               Very truly yours,

                               STRADLEY, RONON, STEVENS & YOUNG, LLP

                               By:______________________________
                                     ________________, a partner